UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2009

VMWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33622	94-3292913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3401 Hillview Avenue, Palo Alto, CA	94304
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (650) 427-5000

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On August 7, 2009, VMware, Inc. entered into an Agreement and Plan of Merger, or the merger agreement, to acquire SpringSource Global, Inc.

Under the terms of the merger agreement, each share of SpringSource capital stock outstanding at the completion of the merger will be converted into a right to receive a cash payment, which will be determined by dividing the total merger consideration (described below) by the total number of shares of SpringSource capital stock outstanding at the completion of the merger (calculated on a fully-diluted basis). Certain employee stockholders of SpringSource have elected to receive a portion of their cash merger consideration in shares of VMware Class A common stock. These shares will be subject to vesting restrictions based on continued employment with VMware.

In addition, VMware will assume all vested and unvested SpringSource stock options outstanding at the completion of the merger. These assumed stock options will be converted into options to purchase shares of VMware Class A common stock based on an option exchange ratio derived from the per share merger consideration payable to holders of SpringSource capital stock and the ten-day trading average of VMware’s Class A common stock prior to the completion of the merger.

The total merger consideration that will be used to determine the price per share payable in cash for outstanding SpringSource capital stock and the option exchange ratio for the assumption of SpringSource stock options is an amount equal to $420,000,000 plus the aggregate of all exercise prices under outstanding SpringSource stock options and warrants as of the completion of the merger, minus (i) the amount of any unpaid SpringSource transaction expenses incurred in connection with the Merger as of the closing, (ii) the amount of any change of control payments resulting from the Merger and (iii) the amount of any SpringSource debt outstanding of the closing. The total merger consideration amount described above is also subject to further adjustment, on a dollar-for-dollar basis, either upwards or downwards, based on the extent to which SpringSource working capital as of the completion of the merger is greater or less than zero.

VMware will deduct up to $42.5 million of the total merger consideration otherwise payable in the merger to holders of SpringSource stock and options to be held in escrow as security for indemnification claims under the merger agreement. As holders of assumed SpringSource stock options exercise such options, a portion of the net exercise proceeds will also be withheld and deposited in the escrow fund. The cash escrow fund will be held until the 18-month anniversary of the completion of the merger, subject to any unresolved indemnification claims.

The merger and the merger agreement have been approved by the board of directors of each of SpringSource and VMware, and by the requisite vote of the SpringSource stockholders and the holder of VMware’s Class B common stock. Completion of the transaction is subject to other customary closing conditions, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and a requirement that certain specified employees of SpringSource enter into employment arrangements and non-competition agreements with VMware. The merger is expected to close in September 2009.

The merger agreement also contains customary representations and warranties of SpringSource and VMware, covenants regarding the operation of the SpringSource business prior to the closing date, and provisions regarding indemnification in favor of VMware.

In connection with the merger, VMware has also agreed to establish a retention pool of approximately $60 million in VMware stock options and restricted stock units from the VMware 2007 Equity and Incentive Plan to be issued to employees of SpringSource following the closing of the merger.

The foregoing description of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the merger agreement, filed as Exhibit 2.1 hereto and incorporated herein by reference. The merger agreement has been included to provide investors with information regarding its terms, however it is not intended to provide any other factual information about SpringSource or VMware. The merger agreement contains representations and warranties of each of SpringSource and VMware which are qualified by information in confidential disclosure schedules delivered in connection with signing the merger agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 8.01	Other Events

On August 10, 2009, VMware issued a press release to announce the entry into the merger agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

Statements made in this Form 8-K which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the timing and consummation of the SpringSource acquisition, the integration of SpringSource technology, employees, business and operations into VMware’s technology platforms, business and operations, and VMware’s cloud and Platform-as-a-Service (PaaS) strategies, and projections for the direction, development and market size for virtualized and cloud computing infrastructure and application solutions including PaaS and other solutions. Actual results could differ materially from those projected in the forward-looking statements in this Form 8-K as a result of numerous risk factors, including but not limited to: (i) failure to complete the SpringSource acquisition due to the failure to satisfy one or more closing conditions for the transaction; (ii) failure to successfully integrate SpringSource’s technology, employees, business and operations into VMware’s business and operations; (iii) failure to successfully execute VMware’s cloud and PaaS strategies; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization, cloud computing and PaaS markets, and new product and marketing initiatives by our competitors; (vii) our customers’ ability to develop, and to transition to, new products; (viii) the uncertainty of customer acceptance of emerging or open source technology; (ix) rapid technological and market changes in virtualization software; (x) changes to product development timelines; (xi) our ability to protect our proprietary technology; and (xii) our ability to attract and retain highly qualified employees. These forward looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange

Commission, including the report on Form 10-Q for the fiscal period ended June 30, 2009, which could cause actual results to vary from expectations. VMware disclaims any obligation to update any such forward-looking statements after the date of this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated August 7, 2009, among VMware, Inc., Squid Acquisition Corporation, SpringSource Global, Inc. and Steve Spurlock, as stockholder representative.

99.1	Press Release, issued by VMware on August 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2009

VMWARE, INC.

By:	/s/ Mark S. Peek
Mark S. Peek Chief Financial Officer